SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 12, 2009

Axion International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey 07974 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

665 Martinsville Road, Basking Ridge, New Jersey  07920
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into Material Definitive Agreement.
Item 8.01 Other Events

On November 5, 2009, Registrant received two “Delivery Order Authorizations” (“DOA’s”), or contract purchase orders, from Centennial Contractors Enterprises, Inc. which together with collateral contract documents appointed Registrant to supervise the demolition and construction of two bridges located on the United States Army Base at Fort Eustis in the state of Virginia. Registrant will supply its patented thermoplastic composite boards and beams as the construction components pursuant to the contract requirements. The contract award, valued at $957,587, includes the costs and expenses for equipment, labor and Registrant’s composite construction materials. As part of its design and construction team, Registrant has contracted with Parsons Brinckerhoff, the international engineering firm, to provide the necessary design and build specifications for the project and is in final contract negotiations with a construction firm to perform the demolition and rebuild work. The project officially commenced upon receipt of the DOA’s and is expected to be completed in April, 2010.

For more information, please see the November 11, 2009 press release attached hereto as exhibit 99.1.

Effective November 1, 2009, Registrant relocated its principal offices to 180 South Street, Suite 104, New Providence, New Jersey 07974.

Item 9.01.                   Financial Statements and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.17	Copies of two Delivery Order Authorizations, Dated October 29, 2009, Issued by Centennial Contractors Enterprises, Inc. to Registrant

99.1	Press Release dated November 11, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 11, 2009

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ Marc Green
Name: Marc Green Title: President